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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Kraft Foods Inc. (the "Company") on Form S-8 (File Nos. 333-71266 and 333-84616) and in the Company's Registration Statements on Form S-3 (File Nos. 333-67770, 333-86478 and 333-101829), of our report dated January 27, 2003 relating to the consolidated financial statements of the Company, which appears in this Current Report on Form 8-K dated Janauary 29, 2003.





/s/ PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
January 29, 2003